Exhibit 10.1

ASSET TRANSFER, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSET TRANSFER, ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement) is made and entered into this 31st day of December, 2010, by, between and among, PROGRESSIVE TRAINING TRAINING, INC., a Delaware corporation (“Assignor”) and FUTURA PICTURES, INC., a Delaware corporation, (“Assignee”), with respect to the following:

RECITALS

A.           WHEREAS, Assignor has decided to change its business from that of producing and distributing workforce training videos to owning and operating retail pharmacies.

B.           WHEREAS, to facilitate this change of business Assignor intends to transfer all of its assets related exclusively to its workforce training business (the “Business") to Assignee in exchange for Assignee's assumption of all of the liabilities of the Business;

C.           WHEREAS, the parties desire to set forth the terms of the transfer and assumption herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Transfer Assignment and Assumption.

1.1           Transfer and Assignment of Assets. Assignor hereby grants. conveys, assigns and transfers to Assignee all of its right, title and interest in and to all of the Assets including, but not limited to, the following:

1 .1 .1                      Intellectual Property. All of those trademarks, trade names, copyrights, service marks, licenses or patents listed in the Schedule of Assets attached hereto and marked as Exhibit “A” and incorporated heroin by referenced (the "Assets");

1.1 .2                      Personal Property. All of those items of furniture, fixtures, all associated production equipment and other equipment, computer equipment, hardware and other tangible personal property listed on Exhibit “A”;

1.1.3                      Program Agreement. All of the Assignor's right, title and interest in and to those certain production and distribution agreements and contracts (the "Agreements") also listed in Exhibit “A”;

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1.1.4                      Equipment Leases. All of Assignor's right, title and interest as lessee in and to those certain equipment leases for leased equipment owned by Assignor listed on Exhibit “A”;

1.1.5                      Contracts Accounts Receivable and Inventory. Any contracts, accounts receivable and inventory of Assignor relating exclusively to the Business listed on attached hereto as Exhibit "A"; and,

1.1 .6                      All Other Assets. All of the other assets of Assignor described in Exhibit “A” whether or not specifically referred to in any of the preceding paragraphs of this Section 1.

1 .2           Assumption of  Liabilities. Assignee accepts the grant, conveyance, assignment and transfer of the Assets as provided in Section 1 .1 and in exchange for Assignor's transfer of Assets, the Assignee agrees to irrevocably and unconditionally assume all of the liabilities on the list attached as Exhibit “B”

2.           No Further Conveyance Necessary. This Agreement shall effectively assign, transfer and convey all of the interest in the Assets from Assignor to Assignee without any further documents of conveyance.  Likewise, this Agreement shall fully evidence the assumption of all of the Liabilities by Assignee without any further instrument of conveyance or assumption.

3.           Representations of Assignor. Assignor represents and warrants as follows as of the date hereof:

3.1           Organization, etc. Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate powers necessary to own its property and to carry on its business as now conducted and as proposed to be conducted.

3.2.            Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duty and validly authorized by all necessary corporate action on the part. of Assignor.  This Agreement constitutes the valid and binding obligation of Assignor, enforceable against it in accordance with its terms.

3.3           No Breach. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate, result in any breach of, or constitute a default under (1) Assignor's Certificate of Incorporation or Bylaws, (ii) any material agreement to which Assignor is a party or by which Assignor is bound, (iii) any order, judgment, injunction or decree of any court, arbitrator or governmental agency binding upon Assignor or by which all of' its material assets are bound or (iv) any law, rule or regulation applicable to Assignor,

3.4           Title to Property. Assignor will transfer to Assignee on the date hereof good and marketable title to the Assets, free and clear of mortgages, pledges, charges, encumbrances, equities, claims covenants, conditions or reclaims, except for matters that, in the aggregate are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of the Assets, or materially impair the Business (other than the Liabilities).

3.6           Effects of representations. The representations and warranties of Assignor set forth in Section 3 are made solely for the purpose of this Agreement and shall not (i) survive the consummation of the transactions contemplated by this Agreement, (ii) inure to the benefit of, or be enforceable by or against, either the successors or permitted assigns of the parties hereto or any other person, or (iii) give rise to any action or claim against Assignor, including, without limitation, any action for negligent misrepresentation.

4.           Indemnification. The Assignor and Assignee agree to indemnification and hold harmless each other as follows:

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4.1            Assignor shall indemnify, defend and hold harmless Assignee from any and all loss, cost, expense and liability (including attorneys' fees incurred in connection with any claim or asserted claim which may be made against Assignee and which arises directly or indirectly from any breach of this Agreement by Assignor.

4.2           Assignee shall indemnify, defend and hold harmless Assignor from any and all loss, cost, expense and liability (including attorneys' fees) incurred in connection with any claim or asserted claim which may be made against Assignor and which arises directly or indirectly from its officer's breach of this Agreement by Assignee.

4.3           Promptly after receipt of notice of the commencement of any action in respect of which indemnity may he sought against either party hereunder, the indemnified party will notify the other party in writing of the commencement thereof and the other party shall. subject to the provisions stated below, assume the defense of such action (including the employment of counsel who shall be counsel reasonably satisfactory to the indemnified party and shall not be counsel to the other party), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity as available, The indemnified party shall have the right to employ separate counsel in any action and to participate in the defense thereof, hut the fen and expenses of its counsel shall not be at the expense of the other party unless the employment of that counsel has been specifically authorized by the other party.

5.    Representations of Assignee. Assignee represents and warrants as follows:

5.1            No Breach. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate (i) any material agreement to which Assignee is a parry or by which Assignee is hound, (ii) any orders judgment, injunction or decree of' any court, arbitrator or governmental agency binding upon Assignee or by which any of its material assets are bound or (iii) any law, rule or resolution applicable to Assignee,

5.2           Effect of Representations. The representations and warranties of Assignee set forth in paragraphs 6.1, arc made solely for the purpose of this Agreement and shall not (I) survive the consummation of the transactions contemplated by this Agreement, (ii) inure to the benefit of, or he enforceable by, either the successors or permitted assigns of the parties hereto or any other person, or (iii) give rise to any action or claim against Assignee, including, without limitation, any action for negligent misrepresentation.

6.           Miscellaneous.

6.1.           Assignment. No assignment or transfer of any interest, right or obligation of any party hereunder shall be allowed without the prior written consent of all parties to this Agreement.

6.2           Amendments. This Agreement may not he amended, supplemented or otherwise modified except in writing signed by or on behalf of each party hereto.

6.3           Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable, in whole or in part, such invalidity, illegality or unenforceability shall not in any way whatsoever affect the validity of the other provisions of this Agreement and such other provisions shall remain in full force and effect,

6.4           Governing Law. This Agreement shall be governed by the laws of the State of California.

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 IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed in multiple originals as of the day and year first above written.

"Assignor"
PROGRESSIVE TRAINING TRAINING, INC., a Delaware corporation

By:/s/ Avraham A. Friedman
Name: Avraham A. Friedman
Title: CEO

"Assignee"
FUTURA PICTURES, INC., a Delaware corporation

By:/s/ Buddy Young
Name: Buddy Young
Title:   President, CEO and CFO

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